KINDER MORGAN, INC., KINDER MORGAN ENERGY PARTNERS, L.P., AND
EL PASO PIPELINE PARTNERS, L.P. ANNOUNCE PRELIMINARY RESULTS
OF MERGER CONSIDERATION ELECTIONS
HOUSTON, November 25, 2014 – Kinder Morgan, Inc. (NYSE: KMI), Kinder Morgan Energy Partners, L.P. (NYSE: KMP) and El Paso Pipeline Partners, L.P. (NYSE: EPB) today announced the preliminary results of the elections made by KMP and EPB unitholders regarding their preference as to the form of merger consideration they will receive in connection with the pending mergers with KMI, which are currently expected to close on Nov. 26, 2014.
As previously announced, KMP and EPB unitholders had the option to elect, for each KMP or EPB common unit held, either cash, KMI common stock, or a combination of cash and KMI common stock. For both KMP and EPB unitholders, the all cash and all stock elections are subject to proration. The period for KMP and EPB unitholders to make their elections officially expired at 5:00 p.m. ET on Nov. 24, 2014 (the “Election Deadline”).
Prior to the Election Deadline, KMP unitholders were entitled to elect to receive, for each KMP common unit held, one of the following:

•	2.4849 shares of KMI common stock (a “KMP Stock Election”);

•	$91.72 in cash without interest (a “KMP Cash Election”); or

•	$10.77 in cash without interest and 2.1931 shares of KMI common stock (a “KMP Mixed Election”).
Prior to the Election Deadline, EPB unitholders were entitled to elect to receive, for each EPB common unit held, one of the following:

•	1.0711 shares of KMI common stock (an “EPB Stock Election”);

•	$39.53 in cash without interest (an “EPB Cash Election”); or

•	$4.65 in cash without interest and 0.9451 of a share of KMI common stock (an “EPB Mixed Election”).
Preliminary KMP Results
Based on available information as of the Election Deadline, the preliminary merger consideration election results for KMP were as follows:

•
Holders of approximately 61.3% of the outstanding KMP common units, or 186,390,655 KMP common units, made a KMP Stock Election (including elections with respect to 29,540,534 units made pursuant to the notice of guaranteed delivery procedure).

•
Holders of approximately 0.9% of the outstanding KMP common units, or 2,868,326 KMP common units, made a KMP Cash Election (including elections with respect to 45,689 units made pursuant to the notice of guaranteed delivery procedure).

•
Holders of approximately 10.1% of the outstanding KMP common units, or 30,593,050 KMP common units, made a KMP Mixed Election (including elections with respect to 612,506 units made pursuant to the notice of guaranteed delivery procedure).

•
Holders of approximately 27.7% of the outstanding KMP common units, or 84,100,499 KMP common units, did not make a valid election or did not deliver a valid election form prior to the Election Deadline and, therefore, are deemed to have made a KMP Mixed Election.

Preliminary EPB Results
Based on available information as of the Election Deadline, the preliminary merger consideration election results for EPB unitholders were as follows:

•
Holders of approximately 69.5% of the outstanding EPB common units, or 98,907,908 EPB common units, made an EPB Stock Election (including elections with respect to 20,218,478 units made pursuant to the notice of guaranteed delivery procedure).

•	Holders of approximately 7.9% of the outstanding EPB common units, or 11,212,278 EPB common units, made an EPB Cash Election.

•
Holders of approximately 9.7% of the outstanding EPB common units, or 13,772,542 EPB common units, made an EPB Mixed Election (including elections with respect to 569,173 units made pursuant to the notice of guaranteed delivery procedure).

•
Holders of approximately 13.0% of the outstanding EPB common units, or 18,451,467 EPB common units, did not make a valid election or did not deliver a valid election form prior to the Election Deadline and, therefore, are deemed to have made an EPB Mixed Election.

Elections made by KMP and EPB unitholders pursuant to the notice of guaranteed delivery procedure require the delivery of units to Computershare Trust Company, N.A., the exchange agent for the mergers, by 5:00 p.m ET on Nov. 26, 2014. If the exchange agent does not receive the required unit certificates or book-entry transfer of units by the guaranteed delivery deadline, the EPB and KMP common units subject to such elections will be treated as units deemed to have made a KMP Mixed Election or EPB Mixed Election, as applicable.
After the final results of the merger consideration election process are determined, the final allocation of merger consideration will be calculated in accordance with the terms of the merger agreements.

For more information on the transactions, please visit the Kinder Morgan web site at www.kindermorgan.com.
The combined Kinder Morgan entities own an interest in or operate approximately 80,000 miles of pipelines and 180 terminals. They comprise the largest midstream and third largest energy company in North America with an enterprise value of more than $125 billion. Kinder Morgan’s pipelines transport natural gas, gasoline, crude oil, CO2 and other products, and its terminals store petroleum products and chemicals and handle such products as ethanol, coal, petroleum coke and steel. Kinder Morgan, Inc. (NYSE:KMI) owns the general partner interests of Kinder Morgan Energy Partners, L.P. (NYSE:KMP) and El Paso Pipeline Partners, L.P. (NYSE:EPB), along with limited partner interests in KMP and EPB and shares in Kinder Morgan Management, LLC (NYSE:KMR).
Kinder Morgan Energy Partners is aleading pipeline transportation and energy storage company and one of the largest publicly traded pipeline limited partnerships in America. It owns an interest in or operates approximately 52,000 miles of pipelines and 180 terminals. The general partner of KMP is owned by Kinder Morgan, Inc.
El Paso Pipeline Partners is a publicly traded pipeline limited partnership. It owns an interest in or operates more than 13,000 miles of interstate natural gas transportation pipelines in the Rockies and the Southeast, natural gas storage facilities with a capacity of over 100 billion cubic feet and LNG assets in Georgia and Mississippi. The general partner of EPB is owned by Kinder Morgan, Inc.
CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS
Statements in this communication regarding the Proposed Transactions involving KMI, KMP, KMR and EPB, the expected timetable for completing the Proposed Transactions, the expected benefit of the Proposed Transactions, future financial and operating results, future opportunities for the combined company and any other statements about management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the Proposed Transactions; the ability to obtain requisite regulatory and shareholder or unitholder approval and the satisfaction of the other conditions to the consummation of the Proposed Transactions; the ability to realize anticipated synergies and cost savings; the potential impact of the announcement or consummation of the Proposed Transactions on relationships, including with employees, suppliers, customers and competitors; the ability to achieve revenue growth; the effects of environmental, legal, regulatory or other uncertainties; the effects of government regulations and policies and of the pace of deregulation of retail natural gas; national, international, regional and local economic or competitive conditions and developments; possible changes in credit ratings; capital and credit markets conditions; interest rates; the political and economic stability of oil producing nations; energy markets, including changes in the price of certain commodities; weather, alternative energy sources, conservation and technological advances that may affect price trends and demand; business and regulatory or legal decisions; the timing and success of business development efforts; acts of nature, accidents, sabotage, terrorism (including cyber attacks) or other similar acts causing damage greater than the insurance coverage limits of the combined company; and the other factors and financial, operational and legal risks or uncertainties described in KMI’s, KMP’s, KMR’s and EPB’s Annual Reports on Form 10-K for the year ended December 31, 2013, and other subsequent filings with the SEC. KMI, KMP, KMR and EPB disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this communication, other than as required by applicable law.

CONTACTS
Media Relations                        Investor Relations
Larry Pierce                            (713) 369-9490
Office: (713) 369-9407                    km_ir@kindermorgan.com
Cell: (281) 330-2981                        www.kindermorgan.com
larry_pierce@kindermorgan.com